Exhibit 99.1

Verisign Reports 12 Percent Year-Over-Year Revenue Growth in Second Quarter 2013

RESTON, VA - July 25, 2013 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today reported financial results for the second quarter ended June 30, 2013.

Second Quarter GAAP Financial Results
VeriSign, Inc., and subsidiaries (“Verisign”) reported revenue of $239 million for the second quarter of 2013, up 12 percent from the same quarter in 2012. Verisign reported net income of $87 million and diluted earnings per share (EPS) of $0.55 for the second quarter of 2013, compared to net income of $68 million and diluted EPS of $0.42 in the same quarter in 2012. The operating margin was 55.2 percent for the second quarter of 2013 compared to 50.0 percent for the same quarter in 2012.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $92 million and diluted EPS of $0.58 for the second quarter of 2013, compared to net income of $74 million and diluted EPS of $0.45 for the same quarter in 2012. The non-GAAP operating margin was 58.9 percent for the second quarter of 2013 compared to 54.0 percent for the same quarter in 2012. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We posted solid operational and financial results for the second quarter and repurchased 7.1 million shares for $334 million during the quarter,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Financial Highlights

•
Verisign ended the second quarter with Cash, Cash Equivalents and Marketable Securities of $2.0 billion, an increase of $441 million from year-end 2012, primarily reflecting the April 2013 issue of $750 million of its 4.625% senior notes due May 2023 and other items noted in the condensed consolidated statements of cash flows.

•	Cash flow from operations was $147 million for the second quarter compared with $135 million for the same quarter in 2012.

•	Deferred revenues on June 30, 2013, totaled $856 million, an increase of $44 million from year-end 2012.

•	Capital expenditures were $20 million in the second quarter of 2013.

•	During the second quarter, Verisign repurchased approximately 7.1 million shares of its common stock for approximately $334 million.

•
On July 24, 2013, the Board of Directors approved an additional authorization for share repurchases of approximately $519 million of common stock, which brings the total amount to $1 billion authorized and available under the Company's share buyback program, which has no expiration.

•
For purposes of calculating diluted EPS, the second quarter diluted share count included 9.4 million shares related to the subordinated convertible debentures, compared with 5.6 million shares in the same quarter in 2012. These represent diluted shares and not shares that have been issued.

•
The company's common stock price continued to exceed the subordinated convertible debentures trigger price during the second quarter of 2013, thus holders continue to have the option to convert the debentures into common stock during the third quarter of 2013. The balance sheet classification of the subordinated convertible debentures and related assets and liabilities as current remains the same as the prior quarter.

Business Highlights

•
Verisign Registry Services added 1.22 million net new names during the second quarter, ending with 124.3 million active domain names in the zone for .com and .net, which represents a 4.9 percent increase over the zone at the end of the second quarter a year ago.

•	In the second quarter, Verisign processed 8.7 million new domain name registrations as compared to 8.4 million in the same quarter a year prior.

•
The final .com and .net renewal rate for the first quarter of 2013 was 73.2 percent compared with 73.9 percent for the first quarter of 2012. Renewal rates are not fully measurable until 45 days after the end of the quarter.

•
Verisign announced an increase in the registry domain name fee for .net domain names from $5.62 to $6.18, effective February 1, 2014, per its agreement with the Internet Corporation for Assigned Names and Numbers (ICANN).

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for the other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today's Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2013 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1524 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today's conference call are available at http://investor.verisign.com.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world's 13 Internet root servers. Verisign's product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF
###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether we will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN's Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2013 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$578,301	$130,736
Marketable securities	1,419,161	1,425,700
Accounts receivable, net	13,556	11,477
Deferred tax assets	256	44,756
Prepaid expenses and other current assets	42,017	30,795
Total current assets	2,053,291	1,643,464
Property and equipment, net	337,879	333,861
Goodwill	52,527	52,527
Long-term deferred tax assets	51,976	7,299
Other long-term assets	29,168	25,325
Total long-term assets	471,550	419,012
Total assets	$2,524,841	$2,062,476
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$138,846	$130,391
Deferred revenues	596,869	564,627
Subordinated convertible debentures, including contingent interest derivative	606,282	—
Deferred tax liabilities	398,637	—
Total current liabilities	1,740,634	695,018
Long-term deferred revenues	259,515	247,955
Senior notes	750,000	—
Subordinated convertible debentures, including contingent interest derivative	—	597,614
Credit facility	—	100,000
Long-term deferred tax liabilities	3,698	386,914
Other long-term tax liabilities	44,926	44,298
Total long-term liabilities	1,058,139	1,376,781
Total liabilities	2,798,773	2,071,799
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 319,852 at June 30, 2013 and 318,722 at December 31, 2012; Outstanding shares: 144,121 at June 30, 2013 and 153,392 at December 31, 2012	320	319
Additional paid-in capital	19,458,183	19,891,291
Accumulated deficit	(19,729,142)	(19,900,545)
Accumulated other comprehensive loss	(3,293)	(388)
Total stockholders’ deficit	(273,932)	(9,323)
Total liabilities and stockholders’ deficit	$2,524,841	$2,062,476

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$239,332	$214,142	$475,779	$419,868
Costs and expenses:
Cost of revenues	46,630	42,844	93,884	84,100
Sales and marketing	23,269	26,313	41,373	54,128
Research and development	16,899	15,461	35,075	30,226
General and administrative	20,453	22,726	40,102	46,234
Restructuring charges	—	(182)	—	(730)
Total costs and expenses	107,251	107,162	210,434	213,958
Operating income	132,081	106,980	265,345	205,910
Interest expense	(19,809)	(12,580)	(32,405)	(24,920)
Non-operating income (loss), net	6,161	(2,097)	384	(1,290)
Income from continuing operations before income taxes	118,433	92,303	233,324	179,700
Income tax expense	(31,543)	(23,831)	(61,921)	(45,123)
Income from continuing operations, net of tax	86,890	68,472	171,403	134,577
Income from discontinued operations, net of tax	—	—	—	1,904
Net income	86,890	68,472	171,403	136,481
Unrealized (loss) gain on investments, net of tax	(159)	42	(426)	37
Realized gain on investments, net of tax, included in net income	(2,459)	(30)	(2,479)	(35)
Other comprehensive (loss) income	(2,618)	12	(2,905)	2
Comprehensive income	$84,272	$68,484	$168,498	$136,483

Basic income per share:
Continuing operations	$0.58	$0.43	$1.14	$0.85
Discontinued operations	—	—	—	0.01
Net income	$0.58	$0.43	$1.14	$0.86
Diluted income per share:
Continuing operations	$0.55	$0.42	$1.07	$0.82
Discontinued operations	—	—	—	0.01
Net income	$0.55	$0.42	$1.07	$0.83
Shares used to compute net income per share
Basic	148,576	157,599	150,549	158,471
Diluted	158,641	164,178	159,982	163,530

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$171,403	$136,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	30,526	26,273
Stock-based compensation	16,429	16,584
Excess tax benefit associated with stock-based compensation	(17,642)	(11,638)
Deferred income taxes	16,055	19,135
Other, net	10,064	10,947
Changes in operating assets and liabilities
Accounts receivable	(2,263)	2,213
Prepaid expenses and other assets	(991)	2,955
Accounts payable and accrued liabilities	30,090	(32,879)
Deferred revenues	43,802	75,178
Net cash provided by operating activities	297,473	245,249
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,564,459	8,101
Purchases of marketable securities	(1,557,724)	(1,097,669)
Purchases of property and equipment	(37,550)	(26,242)
Other investing activities	(3,221)	(520)
Net cash used in investing activities	(34,036)	(1,116,330)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	9,396	15,348
Repurchases of common stock	(478,148)	(152,725)
Repayment of borrowings	(100,000)	—
Proceeds from senior notes, net of issuance costs	738,731	—
Excess tax benefit associated with stock-based compensation	17,642	11,638
Other financing activities	—	189
Net cash provided by (used in) financing activities	187,621	(125,550)
Effect of exchange rate changes on cash and cash equivalents	(3,493)	(1,097)
Net increase (decrease) in cash and cash equivalents	447,565	(997,728)
Cash and cash equivalents at beginning of period	130,736	1,313,349
Cash and cash equivalents at end of period	$578,301	$315,621
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,495	$20,476
Cash paid for income taxes, net of refunds received	$17,531	$21,193

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$132,081	$86,890	$106,980	$68,472
Adjustments:
Stock-based compensation	8,835	8,835	8,454	8,454
Amortization of other intangible assets	—	—	325	325
Restructuring charges	—	—	(182)	(182)
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(1,996)		3,147
Non-cash interest expense		2,230		1,871
Tax adjustment		(4,157)		(7,944)
Non-GAAP	$140,916	$91,802	$115,577	$74,143

Revenues	$239,332		$214,142
Non-GAAP operating margin	58.9%		54.0%
Diluted shares		158,641		164,178
Per diluted share, non-GAAP		$0.58		$0.45

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors' overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,
	2013	2012
Cost of revenues	$1,575	$1,451
Sales and marketing	1,727	1,833
Research and development	1,745	1,327
General and administrative	3,788	3,843
Total stock-based compensation expense	$8,835	$8,454

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$265,345	$171,403	$205,910	$136,481
Discontinued operations				(1,904)
Adjustments:
Stock-based compensation	16,429	16,429	16,584	16,584
Amortization of other intangible assets	—	—	648	648
Restructuring charges	—	—	(730)	(730)
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		4,437		3,960
Non-cash interest expense		4,144		3,491
Tax adjustment		(10,412)		(15,972)
Non-GAAP	$281,774	$186,001	$222,412	$142,558

Revenues	$475,779		$419,868
Non-GAAP operating margin	59.2%		53.0%
Diluted shares		159,982		163,530
Per diluted share, non-GAAP		$1.16		$0.87

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors' overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Six Months Ended June 30,
	2013	2012
Cost of revenues	$3,115	$2,988
Sales and marketing	3,214	3,349
Research and development	3,640	2,569
General and administrative	6,460	7,678
Total stock-based compensation expense	$16,429	$16,584

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the "Notes"), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended June 30,
	2013	2012
Net Income	$86,890	$68,472
Interest expense	19,809	12,580
Income tax expense	31,543	23,831
Depreciation and amortization	15,408	13,532
Stock-based compensation	8,835	8,454
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	(1,996)	3,147
Unrealized gain on hedging agreements	(33)	(585)
Adjusted EBITDA	$160,456	$129,431

Four Quarters Ended June 30, 2013
Net Income	$354,953
Interest expense	57,681
Income tax expense	120,422
Depreciation and amortization	59,072
Stock-based compensation	33,206
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	55
Unrealized loss on hedging agreements	231
Adjusted EBITDA	$625,620
Verisign's management believes that presenting Adjusted EBITDA enhances investors' overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.